EXHIBIT 10.1

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (the “Agreement”) is made effective as of May 8, 2014 (the “Effective Date”), by and between (A) PANACHE BEVERAGE INC., a Delaware corporation as successor in interest by merger to Panache Beverage Inc., a Florida Corporation (the “Borrower”); (B) ALIBI NYC, LLC, a New York limited liability company (“Alibi”), PANACHE USA, LLC, a New York limited liability company (“Panache USA”), ALCHEMY INTERNATIONAL, LLC, a New York limited liability company (“Alchemy”), MIS BEVERAGE HOLDINGS, LLC, a New York limited liability company (“MIS”), JAMES DALE (“Dale”), AGATA PODEDWORNY (“Podedworny”), SJOERD DE JONG (“De Jong”), PANACHE, LLC, a New York limited liability company (“Panache LLC”) and PANACHE DISTILLERY, LLC, a Florida limited liability company (“Panache Distillery”, and together with Alibi, Panache USA, Alchemy, MIS, Dale, Podedworny, De Jong and Panache LLC the “Related Parties”); and (C) CONSILIUM CORPORATE RECOVERY MASTER FUND, LTD., a limited liability company existing under the laws of the Cayman Islands (the “Lender”).

RECITALS

A. The Borrower and the Related Parties have, as the case may be, executed and delivered to the Lender, inter alia, the following documents:

(i) A Promissory Note payable to the Lender, dated as of December 21, 2012, in the amount of Two Million One Hundred Thousand Dollars ($2,100,000.00) (as amended or modified, the “$2,100,000 Note”, and together with the associated security and loan documents and as amended or modified, the “$2,100,000 Loan Documents”).

(ii) A Promissory Note payable to the Lender, dated as of May 9, 2015, in the amount of Four Million Dollars ($4,000,000.00) (as amended or modified, the “$4,000,000 Note”, and together with the associated security and loan documents and as amended or modified, the “$4,000,000 Loan Documents”). The loan made under the $4,000,000 Loan Documents and the loan made under the $2,100,000 Loan Documents are collectively herein referred to as the “Loans”. The Borrower and Lender each hereby acknowledge and agree that (i) the date of the $4,000,000 Note was in error and should have been dated as of May 9, 2013, and (ii) the date of issuance of the $4,000,000 Note shall be deemed to be May 9, 2013.

(iii) A Loan Agreement, dated as of December 21, 2012, between the Borrower, the Lender, Dale, Podedworny, De Jong and MIS (the “Original Loan Agreement”, as modified by an Amended and Restated Loan Agreement with the addition of Panache Distillery as a party thereto, dated as of May 9, 2013, and as further amended by the First Amendment to Amended and Restated Loan Agreement, dated as of September 4, 2013, and the Second Amendment to Amended and Restated Loan Agreement, dated as of October 24, 2013 (collectively and as amended or modified, the “Amended Loan Agreement”).

B. Dale, MIS, Podedworny and De Jong have executed Stock Pledge Agreements, dated as of December 21, 2012, pledging their respective interests in the Borrower to secure the Loans.

C. Dale, Podedworny and the Borrower have executed and delivered a Pledge and Security Agreement, dated as of December 21, 2012, wherein they pledged their respective interests in Panache USA, Panache LLC, Alibi and Alchemy as security for the Loans.

D. Each of Alibi and Panache LLC have executed and delivered a Trademark Security Agreement, effective as of May 9, 2013, wherein each has pledged its interest in certain trademarks to the Lender as security for the Loans. In addition, Alibi, Alchemy, the Borrower and Panache LLC have executed an Amended and Restated Trademark Assignment and Security Agreement, effective as of May 9, 2013, as security for the Loans.

E. Alchemy, Panache LLC and Alibi have executed and delivered the Limited Guaranty, effective as of December 21, 2012, in favor of the Lender as security for the Loans.

F. The Borrower has executed and delivered the Amended and Restated Pledge Agreement, dated as of May 9, 2013, pledging all its right, title and interest in and to Panache Distillery, as security for the Loans.

G. Panache Distillery has executed and delivered the Corporate Guaranty, dated as of May 9, 2013, in favor of the Lender as security for the Loans.

H. Panache Distillery has executed and delivered a Pledge and Security Agreement, dated as of May 9, 2013, pledging the assignment of the depository agreement and operating account with respect to all proceeds which have been unfunded with respect to the $4,000,000.00 Loan. On the date hereof, $200,000 of the $4,000,000.00 Loan is unfunded.

I. Panache Distillery granted a second priority mortgage lien in favor of the Lender, pursuant to the terms of that certain Mortgage and Security Agreement dated as of May 9, 2013 (the “Original Second Mortgage”), which secures the Loans by encumbering the real property and related fixtures (the “Realty”) and other collateral described therein owned by Panache Distillery. The Lender and Panache Distillery subsequently amended and restated the Original Second Mortgage pursuant to the terms of that certain Amended and Restated Mortgage and Security Agreement dated as of March 31, 2014 (the “Amended and Restated Second Mortgage”). The Lender has not recorded the Original Second Mortgage or Amended and Restated Second Mortgage and on the date hereof is amending and restating the Amended and Restated Second Mortgage in its entirety pursuant to the terms of that certain Second Amended and Restated Guaranty Mortgage and Security Agreement dated as of the date hereof (the “Second Amended and Restated Second Mortgage”) between Panache Distillery and the Lender. In connection with the Second Amended and Restated Second Mortgage, the Lender has prepared a UCC-1 Financing Statement (the “UCC-1”), listing Panache Distillery, as debtor and the Lender, as secured party, which UCC-1 covers all assets of Panache Distillery, and secures the Loans by encumbering the personal property owned by Panache Distillery (the “Distillery Personal Property”, and together with the Realty, the “Distillery Property”).

J. The Borrower, Panache LLC, Alchemy and Alibi have executed and delivered a First Amendment to Amended and Restated Trademark Assignment and Security Agreement, dated as of October 31, 2013.

K. All documents enumerated in Paragraphs A through J above and any other documents executed and delivered in connection with each of the foregoing (each as heretofore and hereafter amended, modified and in effect) are hereafter referred to collectively as the “Loan Documents”.

L. The Lender is the present owner and holder of, and the Borrower and the Related Parties are the current obligors under the Loan Documents.

M. Pursuant to that certain letter dated as of May 6, 2014, the Lender informed the Borrower that certain Events of Default under the Loan Documents had occurred and continue to exist (the “Existing Defaults”).

N. The Borrower has requested that the Lender forbear from exercising its rights and remedies under the Loan Documents as a result of the Existing Defaults.

O. The Lender is willing, for a period of time as described herein, and on the terms and conditions set forth herein, to forbear from enforcing its rights and remedies under the Loan Documents arising solely as a result of the Existing Defaults.

P. As a result of the occurrence of the Existing Defaults, the Lender has no further obligation to lend under the Loan Documents and the Borrower has no right to access the unfunded amounts of any Loans. The Borrower has informed the Lender that it may not have sufficient operating cash flow to sustain existing operations and has requested that the Lender provide certain funding to enable the Borrower to continue its business operations and pay certain essential operating expenses, including without limitation, payroll, rent, and taxes, all as set forth in the Budget (as hereinafter defined). The Lender has agreed to provide such certain funding as set forth herein subject to the terms and conditions hereof.

Q. The Borrower is entering into this Agreement with the understanding and agreement that, except as specifically provided herein, none of the Lender’s rights or remedies as set forth under any of the underlying Loan Documents are being waived or modified by the terms of this Agreement.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other mutual consideration the receipt and sufficiency is hereby acknowledged, the parties by their execution hereof agree as follows:

1. Forbearance.

(a)
The Borrower and Related Parties hereby acknowledge and agree that the Existing Defaults have occurred and are continuing, and but for the terms of this Agreement, the Lender may, if it so elects, exercise any and all of its rights and remedies in respect of the Existing Defaults. Subject to all of the terms and conditions set forth in this Agreement, Lender agrees to forbear from exercising its rights and remedies under the Amended Loan Agreement and the other Loan Documents that are based solely on the occurrence of the Existing Defaults during the period (the “Forbearance Period”) from the Effective Date through that date (the “Forbearance Termination Date”) which is the earliest to occur of the following: (1) June 6, 2014; (2) the date on which any Event of Default occurs other than the Existing Defaults; (3) the failure of the Borrower to comply with the terms and conditions of this Agreement; or (4) the date that the Borrower or any Related Party joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceeding against the Lender relating to the Loans or any amounts owing pursuant to the Loan Documents, including this Agreement and any documents, agreements or instruments executed in connection with this Agreement. For purposes of this Agreement, an “Event of Default” means (a) an Event of Default as defined in the Amended Loan Agreement or any other Loan Document, (b) any attempt by the Borrower to divert any funds generated from the operation of the Distillery Property to any uses other than for expenditures approved by the Lender as set forth in the Budget (hereinafter defined); or (c) the commencement of a foreclosure action by any creditors having a lien on the Distillery Property.

(b)
The Borrower and Related Parties hereby acknowledge and agree that nothing contained in this Agreement shall constitute a waiver of the Existing Defaults or any other Defaults (as defined in the Amended Loan Agreement) or Events of Default (whether now existing or hereafter arising), and this Agreement shall only constitute an agreement by the Lender to forbear from enforcing certain of its rights and remedies arising solely with respect to the Existing Defaults upon the terms and conditions set forth herein.

(c)
During the Forbearance Agreement, the Borrower shall in lieu of payment in cash of the interest due on the outstanding principal amount of the Loans, pay such amount due by adding such amount to the outstanding principal amount of the Loans (“PIK Interest”), which PIK Interest shall be capitalized, compounded and added to the unpaid principal amount of the Loans each month (whereupon from and after such date such additional amounts shall also accrue interest).

2. Default. The Borrower and the Related Parties acknowledge that the Loans and the Loan Documents are in default as a result of the Existing Defaults. As a result, the Borrower does not have the right to borrower additional funds from the Lender under the Amended Loan Agreement.

3. Chief Executive Officer. The Borrower retained the services of Mike Romer and has appointed him as acting Chief Executive Officer. The Borrower and Lender agree that Mike Romer shall continue to serve as Chief Executive Officer until such time as the Borrower shall appoint a new Chief Executive Officer, which new Chief Executive Officer shall be reasonably acceptable to the Lender. The Lender hereby releases the Chief Executive Officer in his individual capacity (and his principals, agents, counsel, advisors, heirs and assigns, but excluding, in any event for purposes of this release, any of the obligors under the Loan Documents) from any and all claims, demands, actions and liability (including any and all costs) in connection with the Existing Defaults. For the avoidance of doubt, the foregoing release shall not be construed to be a waiver or release of any of the Existing Defaults, the rights and remedies of the Lender arising therefrom, or any other claims, causes of action, rights and remedies of the Lender as against the obligors under the Loan Documents.

4. Certain Additional Funding. So long as no Events of Default have occurred (other than the Existing Defaults), the Lender authorizes the Borrower to draw down the last of the funds under the $4,000,000 Loan in the amount of $200,000 and to use the same to pay the Borrower’s operating costs, in accordance with a budget, which budget shall be acceptable to the Lender in its sole discretion (the “Budget”). Further, so long as no Events of Default have occurred (other than the Existing Defaults), the Lender agrees to provide the Borrower with an additional $100,000 in financing to pay the Borrower’s operating costs subject to the Budget., at such time or times as mutually agreed.

5. Use of Funds. As an express condition of this Agreement, during the Forbearance Period, all funds received by the Borrower, including, but not limited to, funds received by operation of the Borrower’s business or as proceeds of the Loan, shall be used to pay the Borrower’s operating costs solely as set forth in the Budget and not for any other purpose.

6. Second Mortgage and UCC-1. As vital consideration for this Agreement, including, but not limited to, the Lender’s agreement to forbear under the Loan Documents and provide the additional funding hereunder, the Borrower authorizes (the “Borrower Authorization”) the Lender to record and otherwise perfect the Second Amended and Restated Second Mortgage and the UCC-1. It is expressly understood by the Borrower, the Related Parties and the Lender, that absent the Borrower Authorization, the Lender would not enter into this Agreement, provide additional funding or otherwise forbear from exercising remedies on account of the Existing Defaults.

7. Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent (all documents to be in form and substance satisfactory to the Lender):

(a)	The Lender shall have received this Agreement executed by the Borrower and Related Parties.

(b)	The Lender shall have received the Second Amended and Restated Second Mortgage executed by Panache Distillery, LLC.

(c)
All corporate action on the part of the Borrower necessary for the valid execution, delivery and performance of this Agreement and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided.

(d)	Except for the Existing Defaults, no Default or Event of Default shall have occurred and be continuing.

8. Reaffirmation of Obligations; Confirmation of Security Interests; Ratification. The Borrower and Lender acknowledge and agree that under the Amended Loan Agreement, the aggregate principal balance of all Loans made to the Borrower and outstanding immediately prior to the effectiveness of this Agreement is $6,100,000 (exclusive of interest, fees and expenses), and the Borrower acknowledges and agrees that the Borrower is truly and justly indebted to the Lender in the aggregate amount of set forth above (plus interest, fees and expenses) without defense, counterclaim or offset of any kind whatsoever has no defense, counterclaim or setoff with respect to the payment thereof. The Borrower and Related Parties acknowledge that all obligations under the Loan Documents are legally valid and binding obligations and are in full force and effect. Each of the Borrower and Related Parties hereby ratify and confirm all liens and security interests heretofore granted in favor of the Lender pursuant to the Loan Documents, and further hereby grant in favor of the Lender liens and the security interests in all Collateral (as defined in the Loan Agreement or Amended Loan Agreement, as applicable), all Pledged Collateral (as defined in the applicable Stock Pledge Agreement) and all Collateral (as defined in the applicable Trademark Security Agreement) as security for all Obligations (as defined in the Amended Loan Agreement), including, without limitation, all obligations under this Agreement. Except as herein expressly agreed, the Amended Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrower and Related Parties.

9. No Tolling of Time. The parties agree that this Agreement does not toll the running of any time periods applicable to any rights or remedies in the Loan Documents. The Borrower and Related Parties agree that they will not assert laches, waiver or any other defense to the enforcement of the Loan Documents.

10. Setoff, Counterclaims and Defenses. Each of the Borrower and Related Parties represent and warrant that: (a) it has no defenses, setoff deductions or claims against the Lender arising out of the Loan Documents; and (b) that the Loan Documents are in full force and effect and fully enforceable on the terms and conditions as stated therein.

11. Bankruptcy. To the extent any payment received by the Lender is (i) avoided pursuant to chapter 5 of title 11 of the United States Code (the “Bankruptcy Code”) or analogous state law, and (ii) disgorged by the Lender pursuant to section 550 of the Bankruptcy Code, or analogous state law, then each such transfer will be deemed never to have occurred and the balance of the Loans will be adjusted accordingly.

12. Release of Lender. Each of the Borrower and Related Parties has had independent and competent legal counsel represent it in connection with all negotiations involving this Agreement and the execution thereof and fully and completely understands the consequences of this Agreement and the terms and conditions thereof. Each of the Borrower and Related Parties releases the Lender (and its principals, agents, counsel and advisors) from any and all claims, demands, actions and liability (including any and all costs) in connection with the Loan Documents and the execution of this Agreement and related documents, and reaffirms that it has no claim, defense, or right of setoff of any nature.

13. Representations and Warranties.

(a)           Enforceability. This Agreement has been duly executed and delivered by the Borrower and each of the Related Parties. This Agreement and the Loan Documents are the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, and are in full force and effect.

(b)           Representations and Warranties. As of the date hereof and after giving effect to this Agreement, each of the representations and warranties of the Borrower and Related Parties set forth in the Amended Loan Agreement and the other Loan Documents is true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date; and no Default or Event of Default exists under the Credit Agreement other than the Existing Defaults.

(c)           No Duress. This Agreement has been entered into without force or duress, of the free will of the Borrower and the Related Parties. The Borrower’s and Related Parties’ decision to enter into this Agreement is a fully informed decision and the Borrower and each of the Related Parties is aware of all legal and other ramifications of such decision.

(d)           Counsel. The Borrower and each Related Party has read and understands this Agreement, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder.

(e)           No Bankruptcy Filing. The Borrower and the Related Parties are not contemplating either the filing of a petition by the Borrower or such Related Party under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and the Borrower and each of the Related Parties have no knowledge of any person contemplating the filing of any such petition against it. In addition, the Borrower and Related Parties has not been a party to, or the subject of, a Bankruptcy Proceeding since its formation.

(f)           Acknowledgment of Value. The Borrower and the Related Parties are aware that the Loans are in default. The Borrower and Related Parties acknowledge that under the present circumstances, there is no equity cushion in the Distillery Property due to the existence of the first lien encumbrances and the Lender’s Amended Second Mortgage and UCC-1 filing. The Borrower and Related Parties acknowledge that, in exchange for the forbearance, the Borrower has agreed to not oppose a motion for relief from stay in any potential Bankruptcy Proceeding.

14. Debtor Relief Proceedings. Notwithstanding any other provision contained in this Agreement or the Loan Documents, the Borrower, Related Parties and the Lender agree that the following provisions will be applicable if bankruptcy, reorganization, liquidation, conservatorship, receivership or similar proceedings, including a Bankruptcy Proceeding, under any state or federal law now or hereafter in effect are commenced by or against the Borrower or any Related Party or if the Borrower or any Related Party otherwise commences any action to restrain, enjoin or otherwise impede the Lender’s exercise of the remedies afforded to Lender under the Loan Documents at law or in equity (collectively, a “Debtor Relief Proceeding”):

(a)           Workout Negotiations. The Borrower and Related Parties acknowledge that the Borrower and the Lender have negotiated at length and in good faith to reach the arrangements set forth in this Agreement. The Borrower and Related Parties further acknowledge that the remedies available to the Borrower through a Debtor Relief Proceeding have been considered by the Borrower, the Lender and their respective legal counsel. As a result of such negotiations, and after being fully advised by independent legal counsel, the Borrower and Related Parties have concluded that the institution of a Debtor Relief Proceeding: (i) would cause a material decline in the value of the Distillery Property; (ii) would increase the potential loss to the Borrower, the Related Parties, the Lender and the Borrower’s other creditors; and (iii) would only serve to delay the exercise of the remedies afforded to the Lender by the Loan Documents and applicable law. The Borrower and Related Parties have been represented by competent legal counsel in connection with the negotiation of this Agreement and understand the terms, conditions and consequences thereof. The Borrower and Related Parties acknowledge that the terms and conditions of this Agreement are intended to be binding on the Borrower, the Related Parties and the Distillery Property even in the event of a Debtor Relief Proceeding.

15. Miscellaneous.

a. Florida law shall govern the interpretation and the enforceability of this Agreement.

b. If any form of security granted to the Lender is deemed to be of no force and effect, it shall have no effect on the other Loan Documents.

c. All other terms and conditions of the Loan Documents not in conflict herewith are hereby deemed to be reaffirmed and in full force and effect.

d. Each of the Borrower and Related Parties hereby consents to the jurisdiction of any state or federal court located within Miami-Dade County, Florida, waives personal service of any and all process upon it and consents to the service of process by registered mail and acknowledges that service so made shall be deemed to be completed upon actual receipt thereof. In addition, each of the Borrower and the Related Parties consents and agrees that the venue of any action instituted under this Agreement shall be in Miami-Dade County, Florida and hereby expresses any objection to venue.

e. The Lender, the Borrower and each Related Party shall each execute and deliver such further documentation and take such action, as may be necessary, to carry out the intended purpose of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties have executed this document in one or more counterparts effective as of the date and year first above written.

CONSILIUM CORPORATE RECOVERY MASTER FUND, LTD., a Cayman Islands limited liability company		PANACHE BEVERAGE INC., a Delaware corporation

By:	/s/ CHARLES T. CASSEL, III	By:	/s/ MICHAEL ROMER
Name:	Charles T. Cassel, III	Name:	Michael Romer
Title:	Authorized Person	Title:	Interim Chief Executive Officer

MIS BEVERAGE HOLDINGS, LLC, a New York limited liability company		PANACHE DISTILLERY, LLC, a Florida limited liability company

By:	/s/ MARIA GORDON	By:	/s/ MICHAEL ROMER
Name:	Maria Gordon	Name:	Michael Romer
Title:	Partner	Title:	Interim CEO, PBI

ALIBI NYC, LLC, a New York limited liability company		ALCHEMY INTERNATIONAL, LLC, a New York limited liability company

By:	/s/ MICHAEL ROMER	By:	/s/ MICHAEL ROMER
Name:	Michael Romer	Name:	Michael Romer
Title:	Interim CEO, PBI	Title:	Interim CEO, PBI

PANACHE USA, LLC, a New York limited liability company		PANACHE, LLC, a New York limited liability company

By:	/s/ MICHAEL ROMER	By:	/s/ MICHAEL ROMER
Name:	Michael Romer	Name:	Michael Romer
Title:	Interim CEO, PBI	Title:	Interim CEO, PBI

/s/ JAMES DALE	/s/ SJOERD DE JONG
JAMES DALE	SJOERD DE JONG

/s/ AGATA PODEDWORNY
AGATA PODEDWORNY

STATE OF FLORIDA	)
) SS:
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this 8th day of May, 2014 by Charles T. Cassel, III, as authorized person of CONSILIUM COROPRATE RECOVERY MASTER FUND, LTD., a limited company, organized under the laws of the Cayman Islands, on behalf of the company. He is personally known to me or has produced ____________as identification.

/s/ MARTA C. NOVAK
NOTARY PUBLIC, State of Florida
Print Name: Marta C. Novak
Title: Notary
Commission No.: EE053763

My Commission Expires: March 25, 2015

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 9th day of May, 2014 by Maria Gordon, as Partner of MIS BEVERAGE HOLDINGS, LLC, a Florida limited partnership, on behalf of the partnership. He/She is personally known to me or has produced  ______________ as identification.

/s/ IAN GRUTMAN
NOTARY PUBLIC, State of Florida
Print Name: Ian Grutman
Commission No.: EE185194

My Commission Expires: June 8, 2016

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 9th day of May, 2014 by Michael Romer, as Interim Chief Executive Officer of PANACHE BEVERAGE, INC., a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced____________as identification.

/s/ GINA L. CREWS
NOTARY PUBLIC, State of New York
Print Name: Gina L. Crews
Commission No.: 24-4910280

My Commission Expires: October 26, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 9th day of May, 2014 by Michael Romer, as Interim CEO of PBI, Manager of PANACHE DISTILLERY, LLC, a Florida limited liability company, on behalf of the company. He is personally known to me or has produced____________as identification.

/s/ GINA L. CREWS
NOTARY PUBLIC, State of New York
Print Name: Gina L. Crews
Commission No.: 24-4910280

My Commission Expires: October 26, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 9th day of May, 2014 by Michael Romer, as Interim CEO of PBI, Parent Corp. of ALCHEMY INTERNATIONAL, LLC, a New York limited liability company, on behalf of the company. He is personally known to me or has produced____________as identification.

/s/ GINA L. CREWS
NOTARY PUBLIC, State of New York
Print Name: Gina L. Crews
Commission No.: 24-4910280

My Commission Expires: October 26, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 9th day of May, 2014 by Michael Romer, as Interim CEO of PBI, Parent Corp. of ALIBI NYC, LLC, a New York limited liability company, on behalf of the company. He is personally known to me or has produced ______________ as identification.

/s/ GINA L. CREWS
NOTARY PUBLIC, State of New York
Print Name: Gina L. Crews
Commission No.: 24-4910280

My Commission Expires: October 26, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 9th day of May, 2014 by Michael Romer, as Interim CEO of PBI, Parent Corp. of PANACHE USA, LLC, a New York limited liability company, on behalf of the company. He is personally known to me or has produced____________as identification.

/s/ GINA L. CREWS
NOTARY PUBLIC, State of New York
Print Name: Gina L. Crews
Commission No.: 24-4910280

My Commission Expires: October 26, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 9th day of May, 2014 by Michael Romer, as Interim CEO of PBI, Parent Corp. of PANACHE, LLC, a New York limited liability company, on behalf of the company. He is personally known to me or has produced____________ as identification.

/s/ GINA L. CREWS
NOTARY PUBLIC, State of New York
Print Name: Gina L. Crews
Commission No.: 24-4910280

My Commission Expires: October 26, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF KINGS	)

The foregoing instrument was acknowledged before me this 12th day of May, 2014 by James Dale who is personally known to me or has produced NY driver’s license as identification.

/s/ GUILLERMO JOSE SANTIAGO
NOTARY PUBLIC, State of New York
Print Name: Guillermo Jose Santiago
Commission No.: 02SA6277505

My Commission Expires: March 11, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF KINGS	)

The foregoing instrument was acknowledged before me this 12th day of May, 2014 by Agata Podedworny who is personally known to me or who has produced NY driver’s license as identification.

/s/ GUILLERMO JOSE SANTIAGO
NOTARY PUBLIC, State of New York
Print Name: Guillermo Jose Santiago
Commission No.: 02SA6277505

My Commission Expires: March 11, 2017

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 12th of May, 2014 by Sjoerd De Jong who is personally known to me or who has produced____________as identification.

/s/ HOWARD MARK ZISSER
NOTARY PUBLIC, State of New York
Print Name: Howard Mark Zisser
Commission No.: 01ZI6193976

My Commission Expires: September 22, 2016